Exhibit 10.3

 EMPLOYEE FORM

NEWLAKE CAPITAL PARTNERS, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by NewLake Capital Partners, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

The NewLake Capital Partners, Inc. 2021 Equity Incentive Plan (the “Plan”) provides for the grant of restricted stock units. The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.    Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant _______ restricted stock units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of Company Stock on the applicable payment date set forth in Section 5 below, subject to the terms of this Agreement.

2.    Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.    Vesting.

(a)    The Stock Units shall become vested according to the following schedule (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Vested Stock Units

(b)     The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c)    In the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of Section 13 of the Plan shall apply to the Stock Units.

4.    Termination of Employment or Service.

(a)    Except as set forth in this Agreement, if the Participant ceases to be employed by, or provide service to, the Employer for any reason prior to the scheduled Vesting Date, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

(b)    Except as otherwise provided in Section 4(c) below, if the Participant’s employment with the Employer is terminated by the Employer without Cause before the scheduled Vesting Date, then if the Participant executes and does not revoke a Release, any unvested Stock Units that would have become vested if the Participant had remained employed through the next scheduled Vesting Date shall accelerate and become vested as of the date of the Participant’s termination of employment or service, such date shall be a Vesting Date for purposes of Section 5 and Section 6, and any remaining unvested Stock Units shall be forfeited.

(c)    If the Participant’s employment with the Employer is terminated by the Employer without Cause within six (6) months following a Change of Control but before the scheduled Vesting Date, then if the Participant executes and does not revoke a Release, any unvested Stock Units shall accelerate and become vested in full as of the date of the Participant’s termination of employment or service, and such date shall be a Vesting Date for purposes of Section 5 and Section 6.

(d)    If the Participant’s employment with the Employer terminates by reason of death or Disability, in each case before the scheduled Vesting Date, then if the Participant (or the Participant’s executor, legal representative, administrator or designated beneficiary, as applicable, in the event of the Participant’s death) executes and does not revoke a Release, any unvested Stock Units shall accelerate and become vested in full as of the date of the Participant’s termination of employment or service, and such date shall be a Vesting Date for purposes of Section 5 and Section 6.

(e)    For purposes of this Agreement, “Release” shall mean a general release of any and all claims against the Company and all related parties with respect to all matters arising out of the Participant’s employment by the Employer, and the termination thereof, in such form as the Company shall determine.

(f)    If the Participant’s employment with the Employer is terminated by the Company for Cause, all Stock Units, whether vested or unvested, that have not been paid prior to the date of the Participant’s termination of employment or service pursuant to Section 5 below shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.

5.    Payment of Stock Units and Tax Withholding.

(a)    The Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable tax withholding obligations. Subject to Section 5(b) below, such issuance shall be made within sixty (60) days following the applicable Vesting Date. No payment shall be made with respect to any unvested Stock Units that terminate as described in Sections 4(a) and 4(d) above.

(b)    At the time of payment in accordance with Section 5(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value equal to an amount of the federal (including FICA), state, local and other tax liabilities required by law to be withheld with respect to the payment of the Stock Units. To the extent the Company determines that it is not reasonably practicable to withhold in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(c)    The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares (any such circumstance, a “Securities Requirement”), the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares, if any, to the Participant pursuant to this Agreement is subject to any applicable laws or regulations of the United States or of any state having jurisdiction thereof. In the event that the Company delays issuance of shares of Company Stock hereunder as a result of a Securities Requirement, such issuance shall be made at the earliest date at which the Company reasonably determines that such issuance will not violate a Securities Requirement, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 5(c) if such delay will result in a violation of Section 409A of the Code.

6.    No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in the form of cash or shares of Company Stock, in the Committee’s discretion, when the shares underlying the Stock Units vest and are issued in accordance with this Agreement. If paid in shares of Company Stock, the number of shares of Company Stock that shall be issued with respect to such Dividend Equivalents shall be equal to (a) the accumulated Dividend Equivalents, divided by (b) the Fair Market Value per share of Company Stock on the date preceding the date on which the Stock Units are settled pursuant to Section 5, rounded down to the nearest whole share, and the Company shall pay the Fair Market Value of any fractional share thus eliminated in cash. For the avoidance of doubt, Dividend Equivalents shall vest and be paid with respect to the same number of shares of Company Stock as the number of Stock Units that vest and are paid.

7.    Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.    No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Maryland, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws, if any.

11.    Entire Agreement. This Agreement and the Plan constitute the entire agreement among the Company and the Participant pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Company and the Participant with respect to the Stock Units granted hereunder. In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

12.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Company’s Secretary, at the corporate headquarters of the Company at 27 Pine Street, Suite 50, New Canaan, CT 06840, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13.    Clawback and Other Policies. The Participant agrees that, subject to the requirements of applicable law, the Stock Units, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

14.    Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if the Stock Units constitute “deferred compensation” under Section 409A of the Code and the Stock Units become vested and settled upon the Participant’s termination of employment, payment with respect to the Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the Stock Units shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the Stock Units may only be paid in a manner and upon an event permitted by Section 409A of the Code. Each payment under this Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

NEWLAKE CAPITAL PARTNERS, INC.

Name: Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.

Date	Participant

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